Exhibit 99.1

Global Net Lease Appoints Robert Kauffman as Board Chair

NEW YORK – June 2, 2025 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) today announced the appointment of Robert Kauffman as Non-Executive Chairperson of its Board of Directors (the "Board"), effective immediately. Mr. Kauffman succeeds Sue Perrotty, who resigned from her position as Non-Executive Chairperson but will continue to serve on the Board as an independent director.

Mr. Kauffman, a Co-Founder and former member of the Board of Directors of Fortress Investment Group, joined the GNL Board in March 2024.

“We are excited that Rob Kauffman has become Chair of our Board at this transformative time for GNL,” said Michael Weil, CEO of GNL. “Since joining the Board, Rob has played an active role in our strategic initiatives – including our multi-tenant asset sale – and has added tremendous value through his extensive real estate and capital markets experience at Fortress, UBS and BlackRock. As we move toward a new era for GNL as a pure-play single-tenant net lease company, which we believe positions us to deliver additional value for shareholders, we look forward to benefiting from his leadership for years to come.”

“Our entire Board thanks Sue Perrotty for her many years of dedication and leadership as Board Chair through a period of considerable evolution for GNL,” Mr. Weil added.

“I am honored to step into this new role at such an important time for GNL,” said Mr. Kauffman. “GNL has taken significant steps over the last year to streamline its portfolio, strengthen its balance sheet, and enhance financial flexibility. I look forward to continuing to work closely with my fellow directors and GNL’s seasoned management team to capitalize on our strong momentum.”

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded internally managed real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition (including the proposed closing of the encumbered properties portion of the multi-tenant portfolio) by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

Phone: (332) 265-2020